Mahoney Sabol & Company, LLP
CERTIFIED PUBLIC ACCOUNTANTS
Glastonbury Essex Middletown Somers

January 3, 2008

Securities and Exchange Commission
100 F Street, N. E.
Washington, DC 20549-6561

We have read the statements of GVC Venture Corp., included under Item 4.01 of Form 8-K, with respect to this firm's resignation as the registered independent public accounting firm of GVC Venture Corp. that occurred on December 31, 2007. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

Mahoney Sabol & Company, LLP

Mahoney Sabol & Company, LLP

95 Glastonbury Boulevard
Glastonbury, CT 06033

T 860.541.2000
F 860.541.2001

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www.mahoneysabol.com